UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2009 (March 11, 2009)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, Edward P. Garden resigned from his position as a member of the Board of Directors of the Company. Mr. Garden did not resign from the Board of Directors as a result of a disagreement with the Company on any matter relating to the company's operations, policies or practices. Mr. Garden served on the Environment, Health & Safety, Finance & Pension, and Organization, Compensation and Governance committees of the Board of Directors

On March 12, 2009, Billie S. Flaherty was appointed a director of Chemtura Corporation. Ms. Flaherty will serve as a director until the Annual Meeting of Stockholders in 2009.  Ms. Flaherty, age 51, has served as Senior Vice President, General Counsel and Secretary of Chemtura Corporation since January 2009.

On March 13, 2009, the Organization, Compensation and Governance Committee of the Board of Directors of the Company approved for adoption the Chemtura Corporation Executive and Key Employee Severance Plan in order to formalize its severance pay policy as such policy applies to eligible employees of Chemtura and all of the subsidiaries and affiliates of Chemtura.  A copy of the Chemtura Corporation Executive and Key Employee Severance Plan is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

*                      *                              *

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Chemtura Corporation Executive and Key Employee Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

	By:	/s/ Billie S. Flaherty
	Name:	Billie S. Flaherty
	Title:	Secretary

Date: March 13, 2009

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Chemtura Corporation Executive and Key Employee Severance Plan